October 13, 2000

Board of Directors

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

Re: Registration Statement on Form S-3

2000 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have served as counsel to Arrow Financial Corporation, Glens Falls, New York (the "Company"), in connection with the preparation and filing of a registration statement (and included prospectus) on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, registering the offer and sale of up to five hundred thousand (500,000) shares of common stock of the Company, par value $1.00 per share (the "Shares"), through the Arrow Financial Corporation 2000 Employee Stock Purchase Plan (the "Plan").

In rendering the opinions contained herein, we have reviewed such corporate records of the Company and such laws and other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan, relevant provisions of the New York Business Corporation Law and certificates received from state officials. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

2. All Shares offered and sold through the Plan, if any, that are authorized but unissued shares of the Company immediately prior to such sale, if offered and sold in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement as filed with the SEC and as filed with the securities regulatory authorities of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plan. We also consent to the use of our name in the Registration Statement.

Very truly yours,

/s/ Stinson, Mag & Fizzell, P.C.

STINSON, MAG & FIZZELL P.C.